EXHIBIT 21.1


         Viking Capital Group, Inc. and Subsidiaries
            List of subsidiaries of the registrant

The following are current subsidiaries of Registrant.

Subsidiary and Name Under Which Business is Done            Where Organized
------------------------------------------------         ---------------------

Viking Capital Financial Services, Inc.                            Texas
Viking Insurance Services, Inc.                                    Texas
Viking Systems, Inc.                                               Texas
Viking Administrators, Inc.                                        Texas
NIAI Insurance Administrators, Inc.                           California